October 24, 2014

TO:	Members of the Federal Home Loan Bank of Boston

SUBJECT:	Member Director Report of Election

The Federal Home Loan Bank of Boston is pleased to announce the results of the election of member directors for terms beginning January 1, 2015. The directors elected are indicated below.

CONNECTICUT

Number of Members Voting in Election (Total Ballots Received):	50
Total Number of Eligible Votes (Potential)	1,682,994

VOTES RECEIVED
Glenn I. MacInnes	373,641
Executive Vice President & CFO
Webster Bank, N.A.
Waterbury, CT 06702

John J. Patrick, Jr.	103,536
Chairman, President & CEO
Farmington Bank
Farmington, CT 06032

*Gregory R. Shook	727,806
President and CEO
Essex Savings Bank
Essex, CT 06426

NEW HAMPSHIRE

Number of Members Voting in Election (Total Ballots Received):	25
Total Number of Eligible Votes (Potential)	528,501

* Mr. Shook was elected to a two-year term expiring December 31, 2016.

VOTES RECEIVED
Kevin D. Miller	13,759
Executive Vice President & CFO
Profile Bank, FSB
Rochester, NH 03867

**Stephen R. Theroux	371,579
President & CEO
Lake Sunapee Bank, FSB
Newport, NH 03773

Richard E. Wyman, Jr.	52,731
Executive Vice President & CFO
Meredith Village Savings Bank
Meredith, NH 03253

VERMONT

Our nomination process in Vermont this year did not result in a candidate to stand for election. In this circumstance, Federal Housing Finance Agency regulations provide that the directorship will be deemed vacant as of January 1, 2015, and shall be filled by the Bank’s Board of Directors. We will notify all members of the identity of the new Vermont director promptly after the Board takes action to fill the directorship.

*****

We extend a special note of thanks to all our members who participated in this election process.

Sincerely,

/s/ Carol Hempfling Pratt

Carol Hempfling Pratt
Senior Vice President/General Counsel and Corporate Secretary

**Mr. Theroux was elected to a four-year term expiring December 31, 2018.